Shareholder Meeting Results



Registrant incorporates by reference
Variable Series II's Registration Statement on Form N-14/A, filed on March 5, 2007
(Accession No 0001193125-07-046109).
A Special Meeting of Shareholders
(the "Meeting") of DWS Large Cap Value VIP
(the "Portfolio") was held on April 11, 2007 at the offices of Deutsche Investment
Management Americas Inc., 345 Park Avenue,
New York, NY 10154. At the Meeting, the
following matter was voted upon by the
shareholders (the resulting votes are
presented below).



1.	To approve a new investment
management agreement between DWS Variable
Series II, on behalf of the Portfolio, and Deutsche Investment Management Americas
Inc. ("DeIM"):

Number of Votes:
Affirmative    Against       Abstain
8,648,422.930  539,010.247   1,426,135.558


2.	Approval of a sub-advisory
agreement between DeIM and Deutsche
Asset Management International GmbH
with respect to the Portfolio:

Number of Votes:
Affirmative      Against      Abstain
8,648,422.930    638,490.762  1,427,474.567






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